Exhibit 99.1

Blackhawk Network to Acquire Achievers Corp.

Acquisition will add leading employee recognition solution to Blackhawk’s incentives and rewards segment

Pleasanton, Calif., June 11, 2015 - Blackhawk Network, a leading prepaid and payments network, announced today that it has entered into a definitive agreement to acquire Achievers Corp. Achievers is a leading provider of employee recognition and rewards solutions designed to help companies increase employee engagement. The acquisition will broaden the reach of Blackhawk’s already extensive incentive and engagement business.

“Achievers’ award-winning employee recognition platform is a complementary addition to our employee engagement portfolio and will enhance Blackhawk’s leadership position in the corporate incentives market,” said Talbott Roche, Blackhawk Network’s president. “Blackhawk’s heritage is providing innovative prepaid products, solutions and technology to meet the needs of consumers, employees and corporations. The Achievers platform will expand our customers’ ability to engage employees with the best rewards, in the right places to drive organizational alignment.”

Achievers’ Employee Success Platform™ is a cloud-based platform designed to dramatically increase employee engagement and drive business success through social recognition and rewards. The platform empowers employees to recognize each other in real time from any desktop, mobile or tablet device, and aligns them to the goals of the company. The Employee Success Platform delivered more than seven million employee recognitions in 2014 and has fulfillment capabilities in more than 110 countries.

“This is such an exciting moment for Achievers and I couldn’t imagine a better pairing than Achievers and Blackhawk Network,” said Eric Lochner, Achievers president & CEO. “We have found an incredible partner who shares our mission to change the way the world works and we’re confident that our customers will benefit significantly from the expanded reach, products and services that Blackhawk has to offer.”

Earlier this year Blackhawk launched a new incentives division, Blackhawk Engagement Solutions, which is a leading global provider of customized incentive and engagement solutions for consumer promotions, direct and indirect sales channel incentive programs and employee rewards.

“We continuously monitor the marketplace for opportunities that can enhance our position as a leader in the prepaid and incentive industries,” said Bill Tauscher, CEO of Blackhawk Network. “Achievers fits extremely well with our overall direction and vision, and we are excited to welcome the organization to Blackhawk Network.”

Employee incentives are

a significant component of corporate incentives, and are evolving from simply service awards and task oriented incentives to broad based peer recognition systems. According to Blackhawk Engagement Solution’s new research, less than half of U.S. employees are happy with the rewards and recognition their employers currently offer.

Transaction Details

Blackhawk Network plans to finance the purchase using cash on hand. “On a non-GAAP adjusted basis, we expect the acquisition to be earnings neutral in fiscal 2015 and to be earnings accretive in 2016,” said Jerry Ulrich, Blackhawk Network’s chief financial and administrative officer. The transaction is expected to close by June 30, 2015, subject to customary closing conditions.

Conference Call Details

Blackhawk Network will host a conference call and webcast to discuss transaction details at 6:00 a.m. PDT / 9:00 a.m. EDT on June 11, 2015. Hosting the call will be Bill Tauscher, CEO, Talbott Roche, president, and Jerry Ulrich, chief financial & administrative officer. Participants can access the webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. In addition, Blackhawk will post a slide presentation relating to this transaction under the “Presentations” page of its investor relations website prior to the call. Following the call, an archived webcast will be available on the Company’s investor relations website until July 10, 2015.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a leading prepaid and payments global company, which supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

About Achievers

Achievers delivers an Employee Success Platform™ that enables social recognition, which dramatically increases employee engagement and drives business success. Designed specifically to meet the needs of today’s workplace, it empowers employees to recognize each other in real time and aligns them to the goals of the company. With more than 7,800,000 annual recognitions, the Platform inspires brilliant performance in 110 countries. Visit us at www.achievers.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified in the “Risk Factors” section in our filings with the Securities and Exchange Commission. Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

INVESTORS/ANALYSTS:

Patrick Cronin

(925) 226-9973

investor.relations@bhnetwork.com

MEDIA:

Blackhawk Network

Teri Llach

(925) 226-9028

teri.llach@bhnetwork.com

Achievers

Jennifer Hubbard

(888) 622-3343

Jennifer.hubbard@achievers.com